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                                  EXHIBIT 23.2
                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-57872, 33-67366, 33-98106, 333-40623 and 333-77957) of Radian
Group, Inc. of our report dated January 21, 1999, with respect to the consolidated statements of operations, common stockholders' equity and cash flows of Amerin Corporation and subsidiaries for the year ended December 31, 1998, which report appears in the Annual Report on Form 10-K of Radian Group, Inc. for the year ended December 31, 2000.


                                                        ERNST & YOUNG LLP


Chicago, Illinois
March 28, 2001